NEWS

For Further

Information

Contact:

William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports Third Quarter 2009 Sales and Earnings

York, PA – October 28, 2009 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced sales and earnings for the three months ended September 30, 2009. Net sales in the third quarter of 2009 increased 0.2% to $531.0 million compared to $530.0 million reported for the third quarter of 2008. Net sales, without precious metal content, increased 1.1% to $493.6 million in the third quarter of 2009. The change in net sales, excluding precious metal content, was driven by an increase of 2.5% in constant currency including acquisitions, partially offset by currency translation, which reduced sales by 1.4% in the period.

Net income for the third quarter of 2009 was $67.5 million, or $0.45 per diluted share, compared to $0.44 per diluted share in the third quarter of 2008. Net income in the third quarter of 2009 included the net of tax impact of restructuring and other costs of $0.8 million, a net of tax impact for recent acquisition-related activities of $0.1 million and a net benefit for income tax-related adjustments of $2.6 million, which in aggregate increased earnings per share on a net basis by $0.01 per diluted share. The third quarter of 2008 included an $11.4 million net of tax charge for restructuring and other costs, and a net benefit for income tax-related adjustments of $8.2 million, which combined, reduced earnings per share on a net basis by $0.02 per diluted share. For a reconciliation of GAAP and non-GAAP measures, see the attached table.

“We are pleased to report solid sales and earnings performance for the quarter, as well as excellent cash flow generation, despite the continuing macroeconomic challenges impacting the global dental market” said Bret W. Wise, Chairman and CEO. “The global dental market appears to be in the early stages of a recovery, although it is likely to be gradual and vary across geographic regions and product categories. Given the current market conditions, we are tightening the range of our full year earnings guidance to $1.81 to $1.86 per diluted share, measured on a non-GAAP basis.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Thursday, October 29, 2009 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. In order to participate in the call, dial (888) 811-5436 (for domestic calls) and (913) 312-1381 (for international calls). The Conference ID # is 9055234. At that time, you will be able to discuss the third quarter earnings with DENTSPLY’s Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public on-line at the DENTSPLY website www.dentsply.com. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Passcode # 9055234. DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided adjusted operating income, adjusted net income and adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) restructuring and other costs, (2) acquisition-related charges and (3) income tax-related adjustments.  Adjusted earnings per diluted share are calculated by dividing adjusted net income by diluted weighted-average shares outstanding.  The Company also provided an operational tax rate, which is the Company’s effective tax rate, a GAAP measure, adjusted for certain one-time charges.  Adjusted operating income, adjusted net income, adjusted earnings per diluted share and operating tax rate are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures.  These non-GAAP measures may differ from other companies.

The Company believes that the presentation of adjusted operating income, adjusted net income, adjusted earnings per diluted share and operating tax rate provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE DATA)

THREE MONTHS ENDED			NINE MONTHS ENDED
SEPTEMBER 30,			SEPTEMBER 30,
	2009	2008	2009	2008
NET SALES	$531,032	$529,953	$1,591,197	1,685,582
NET SALES - Ex Precious Metal Content	493,646	488,086	1,471,207	1,526,607

COST OF PRODUCTS SOLD	258,051	249,770	764,276	804,670

GROSS PROFIT	272,981	280,183	826,921	880,912
% OF NET SALES	51.4%	52.9%	52.0%	52.3%
% OF NET SALES - Ex Precious Metal Content	55.3%	57.4%	56.2%	57.7%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES	178,841	180,729	543,207	565,599

RESTRUCTURING, IMPAIRMENTS AND OTHER COSTS	1,210	18,539	5,905	20,202

INCOME FROM OPERATIONS	92,930	80,915	277,809	295,111
% OF NET SALES	17.5%	15.3%	17.5%	17.5%
% OF NET SALES - Ex Precious Metal Content	18.8%	16.6%	18.9%	19.3%

NET INTEREST AND OTHER NON OPERATING EXPENSE	5,078	5,645	13,877	14,973

PRE-TAX INCOME	87,852	75,270	263,932	280,138

INCOME TAXES	19,999	9,204	65,570	67,219

NET INCOME	$67,853	$66,066	$198,362	$212,919
% OF NET SALES	12.8%	12.5%	12.5%	12.6%
% OF NET SALES - Ex Precious Metal Content	13.7%	13.5%	13.5%	13.9%

LESS: NET INCOME (LOSS) ATTRIBUTABLE
TO THE NON-CONTROLLING INTERESTS	370	19	(1,062)	45

NET INCOME ATTRIBUTABLE TO DENTSPLY INTERNATIONAL	$67,483	$66,047	$199,424	$212,874

% OF NET SALES	12.7%	12.5%	12.5%	12.6%
% OF NET SALES - Ex Precious Metal Content	13.7%	13.5%	13.6%	13.9%

EARNINGS PER SHARE
-BASIC	$0.45	$0.44	$1.34	$1.43
-DILUTIVE	$0.45	$0.44	$1.33	$1.40

DIVIDENDS PER SHARE	$0.050	$0.045	$0.150	$0.135

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	148,547	148,775	148,546	149,186
-DILUTIVE	150,638	151,697	150,077	152,137

DENTSPLY INTERNATIONAL INC.
CONDENSED BALANCE SHEETS
(IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2009	2008
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$333,368	$203,991
SHORT TERM INVESTMENTS	37	258
ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET	356,976	319,260
INVENTORIES, NET	311,666	306,125
OTHER CURRENT ASSETS	125,056	120,228
TOTAL CURRENT ASSETS	1,127,103	949,862

PROPERTY, PLANT AND EQUIPMENT, NET	445,365	432,276
IDENTIFIABLE INTANGIBLE ASSETS, NET	119,344	103,718
GOODWILL, NET	1,308,824	1,277,026
OTHER NONCURRENT ASSETS, NET	66,473	67,518

TOTAL ASSETS	$3,067,109	$2,830,400

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES	$603,652	$359,962
LONG-TERM DEBT	154,842	423,679
DEFERRED INCOME TAXES	77,838	69,049
OTHER LIABILITIES	328,326	318,297
TOTAL LIABILITIES	1,164,658	1,170,987

STOCKHOLDERS' EQUITY	1,827,255	1,587,722
NON-CONTROLLING INTERESTS	75,196	71,691

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,067,109	$2,830,400

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Three Months Ended September 30, 2009		Percentage
		of Net Sales,
	Operating Income (Expense)	Ex Precious Metal Content

Income from Operations	$92,930	18.8%

Restructuring, Impairments and Other Costs	1,210	0.3%

Recent Acquisition-Related Activities	243	0.0%

Adjusted Non-GAAP Operating Earnings	$94,383	19.1%

Three Months Ended September 30, 2008		Percentage
		of Net Sales,
	Operating Income (Expense)	Ex Precious Metal Content

Income from Operations	$80,915	16.6%

Restructuring, Impairments and Other Costs	18,539	3.8%

Adjusted Non-GAAP Operating Earnings	$99,454	20.4%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended September 30, 2009
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$67,483	$0.45

Restructuring, Impairment and Other Costs, Net of Tax and
Non-Controlling Interests	843	0.01

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	131	0.00

Income Tax-Related Adjustments	(2,570)	(0.02)

Adjusted Non-GAAP Earnings	$65,887	$0.44

Three Months Ended September 30, 2008
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$66,047	$0.44

Restructuring and Other Costs, Net of Tax and
Non-Controlling Interests	11,398	0.07

Income Tax-Related Adjustments	(8,169)	(0.05)

Adjusted Non-GAAP Earnings	$69,276	$0.46

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2009		Percentage
		of Net Sales,
	Operating Income (Expense)	Ex Precious Metal Content

Income from Operations	$277,809	18.9%

Restructuring, Impairments and Other Costs	5,905	0.4%

Recent Acquisition-Related Activities	4,020	0.3%

Adjusted Non-GAAP Operating Earnings	$287,734	19.6%

Nine Months Ended September 30, 2008		Percentage
		of Net Sales,
	Operating Income (Expense)	Ex Precious Metal Content

Income from Operations	$295,111	19.3%

Restructuring, Impairments and Other Costs	20,202	1.4%

Adjusted Non-GAAP Operating Earnings	$315,313	20.7%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2009
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$199,424	$1.33

Restructuring, Impairment and Other Costs, Net of Tax and
Non-Controlling Interests	1,770	0.01

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	4,024	0.02

Income Tax-Related Adjustments	(2,076)	(0.01)

Adjusted Non-GAAP Earnings	$203,142	$1.35

Nine Months Ended September 30, 2008
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$212,874	$1.40

Restructuring, Impairment and Other Costs, Net of Tax and
Non-Controlling Interests	12,432	0.08

Non-performance Risk Adjustments on Derivatives	(1,129)	(0.01)

Income Tax-Related Adjustments	(6,513)	(0.04)

Adjusted Non-GAAP Earnings	$217,664	$1.43

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Three Months Ended September 30, 2009
			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$87,852	$(19,999)	22.8%

Restructuring, Impairment and Other Costs	1,210	(492)

Recent Acquisition-Related Activities	243	(24)

Income Tax-Related Adjustments		(2,570)

As Adjusted - Non-GAAP Operating Results	$89,305	$(23,085)	25.8%

Three Months Ended September 30, 2008			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$75,270	$(9,204)	12.2%

Restructuring, Impairment and Other Costs	18,539	(7,141)

Income Tax-Related Adjustments		(8,169)

As Adjusted - Non-GAAP Operating Results	$93,809	$(24,514)	26.1%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Nine Months Ended September 30, 2009
			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$263,932	$(65,570)	24.8%

Restructuring, Impairment and Other Costs	5,905	(2,006)

Recent Acquisition-Related Activities	4,020	(1,070)

Income Tax-Related Adjustments		(2,076)

As Adjusted - Non-GAAP Operating Results	$273,857	$(70,722)	25.8%

Nine Months Ended September 30, 2008			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$280,138	$(67,219)	24.0%

Restructuring, Impairment and Other Costs	20,202	(7,770)

Non-performance Risk Adjustments on Derivatives	(1,839)	710

Income Tax-Related Adjustments		(6,513)

As Adjusted - Non-GAAP Operating Results	$298,501	$(80,792)	27.1%